Exhibit 4.2
EXECUTION COPY

OMNIBUS AMENDMENT
TO
CERTAIN AGREEMENTS RELATING TO THE
NRZ ADVANCE RECEIVABLES TRUST 2015-ON1

This OMNIBUS AMENDMENT, dated as of August 17, 2017 (this “Amendment”), relates to the Amended Documents (as defined below) and is among NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as issuer (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, as indenture trustee (in such capacity, the “Indenture Trustee”), calculation agent (in such capacity, the “Calculation Agent”), paying agent (in such capacity, the “Paying Agent”), and securities intermediary (in such capacity, the “Securities Intermediary”), HLSS HOLDINGS, LLC (“HLSS”), as administrator on behalf of the Issuer, CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”), OCWEN LOAN SERVICING, LLC (“OLS”), New Residential Mortgage LLC (“NRM”) and NEW RESIDENTIAL INVESTMENT CORP. (“NRZ”).

WHEREAS, reference is hereby made to (i) the Amended and Restated Indenture (the “Base Indenture”), dated as of August 17, 2017, among NRZ Advance Receivables Trust 2015-ON1 (the “Issuer”), Deutsche Bank National Trust Company,  as Indenture Trustee (the “Indenture Trustee”), Calculation Agent (the “Calculation Agent”), Paying Agent (the “Paying Agent”) and Securities Intermediary (the “Securities Intermediary”), HLSS Holdings, LLC (“HLSS”), as Administrator on behalf of the Issuer, Credit Suisse AG, New York Branch (“Credit Suisse”), as administrative agent (the “Administrative Agent”); New Residential Mortgage LLC (“NRM”), and Ocwen Loan Servicing, LLC (“OLS”); (ii) the Amended and Restated Receivables Sale Agreement (the “Receivables Sale Agreement”), dated as of August 17, 2017, among NRZ Advance Facility Transferor 2015-ON1 LLC (the “Depositor”), OLS, NRM, and HLSS; and (iii) the Amended and Restated Receivables Pooling Agreement (the “Receivables Pooling Agreement”), dated as of August 17, 2017, between the Depositor, as seller, and the Issuer, as purchaser. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Base Indenture and the Receivables Sale Agreement, as applicable.

WHEREAS, the parties hereto desire to amend the agreements listed on Schedule A (the “Amended Documents”);

WHEREAS, the parties hereto desire to amend the Amended Documents to, among other things, reflect the pending transfer of mortgage servicing rights and execution of the Master Agreement and the Transfer Agreement (as such terms are defined in the Receivables Sale Agreement) and the addition of NRM as party to the Amended Documents;

WHEREAS, pursuant to Section 12.1 of the Base Indenture and Section 12(b) of each Amended Document, with prior notice to each Note Rating Agency that is then rating any Outstanding Notes and with the consent of the Issuer, the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that an amendment would materially affect the Subservicer), the Administrative Agent and any applicable Derivative Counterparty and without consent of any of the Noteholders or any other Person, the Issuer, the Administrator, the Servicer, the Administrative Agent and the Indenture Trustee upon delivery by the Issuer of an Issuer Tax Opinion (unless such opinion is waived pursuant to Section 12.1 of the Base Indenture and Section 12(b) of each Amended Document), an Officer’s Certificate complying with 12.1(c) of the Base Indenture and Section 12(b) of each Amended Document and either (i) confirmation in writing to the Indenture Trustee by each Note Rating Agency currently rating the Outstanding Notes that such amendment will not cause a Ratings Effect (as defined below) on any Outstanding Notes or (ii) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such written confirmation described in the foregoing clause (i), (a) written notice by the Administrator to the related Note Rating Agency and (b) written consent of each Administrative Agent, may enter into one or more amendments to any Indenture Supplement; and

WHEREAS, the parties hereto have agreed to amend the Amended Documents in accordance with Section 12.1 of the Base Indenture and Section 12(b) of each Amended Document; and

WHEREAS, this Amendment is not effective until the execution and delivery of this Amendment by the parties hereto and satisfaction of the conditions to effectiveness specified in Section 3.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.          Amendment. Effective as of the date hereof, the parties hereto agree to amend each Amended Document as follows:

(a)          All references to “HLSS HOLDINGS, LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates)” or to “HLSS HOLDINGS, LLC, as Administrator on behalf of the Issuer, as owner of the rights associated with the servicing rights under the Designated Servicing Agreements, and, from and after the respective MSR Transfer Dates for each Designated Servicing Agreement, as servicer under such Designated Servicing Agreement” shall hereby be amended to refer to “HLSS HOLDINGS, LLC.”

(b)          NEW RESIDENTIAL MORTGAGE LLC shall be added as a party to each Amended Document as a “Servicer” upon the occurrence of the initial NRM Transfer Date.

(c)          Section 2 of each Amended Document is amended by deleting the clauses (v) and (vi) of the defined term “Target Amortization Event” in their entirety and replacing such clauses with the following:

“(v)          the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator shall breach or default in the due observance or performance of any of its covenants or agreements in this Indenture Supplement, the Base Indenture, or any other Transaction Document (subject to any cure period provided therein and such default having a material adverse effect on any Noteholders of any Series [__] Notes and which material adverse effect is continuing), other than an obligation of the Receivables Seller to make an Indemnity Payment following a breach of a representation or warranty with respect to such Receivable pursuant to Sections 4(b), 5(b) or 6(b) of the Receivables Sale Agreement or any payment default described in Section 8.1 of the Base Indenture, and any such default shall continue for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator; provided, that a breach of Sections 7(a), 8(a) or 9(a) of the Receivables Sale Agreement, or Section 7(b) of the Receivables Pooling Agreement (prohibiting the Receivables Seller, the Servicer, the Subservicer or the Depositor, as applicable, from causing or permitting Insolvency Proceedings with respect to the Depositor or the Issuer, as applicable) shall constitute an automatic Target Amortization Event; or

(vi)          if any representation or warranty of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator made in this Indenture Supplement, the Base Indenture, or any other Transaction Document (other than under Sections 4(b), 5(b) or 6(b) of the Receivables Sale Agreement) shall prove to have been breached in any material respect as of the time when the same shall have been made or deemed made which has a material adverse effect on the right of the Noteholders of the Series [__] Notes and which material adverse effect is continuing, and continues uncured and unremedied for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable.”

Any reference to “Series [__]” in the amended clauses (v) and (vi) of the definition of “Target Amortization Event” in any Amended Document above shall mean a reference to the Notes issued pursuant to such Amended Document (by way of example, for purposes of the Series 2016-T1 Indenture Supplement, each reference to “Series [__]” shall mean a reference to “Series 2016-T1”).

Section 2.          Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the Transaction Documents and Amended Documents, as applicable, shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein.  After this Amendment becomes effective, all references in the Transaction Documents and the Amended Documents to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Transaction Documents or Amended Documents shall be deemed to be references to the Transaction Documents or the Amended Documents, as applicable, as amended by this Amendment.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Transaction Documents or the Amended Documents other than as set forth herein.  This Amendment amends the Amended Documents but shall not be deemed to constitute a novation thereof.

Section 3.          Conditions to Effectiveness of this Amendment.  This Amendment shall become effective upon the latest to occur of the following:

(i)          the execution and delivery of this Amendment by all parties hereto;

(ii)          the delivery by the Issuer of the Issuer Tax Opinion;

(iii)          the delivery of notice to each Note Rating Agency currently rating any Outstanding Notes;

(iv)          the delivery by the Issuer of an Officer’s Certificate complying with Section 1.3 of the Base Indenture;

(v)          the delivery by the Issuer of an Officer’s Certificate complying with Section 12.1(c) of the Base Indenture and Section 12(b) of each Amended Document;

(vi)          the delivery by the Issuer of an Opinion of Counsel complying with Sections 1.3 and 12.3 of the Base Indenture; and

(vii)          the delivery of written confirmation to the Indenture Trustee by each Note Rating Agency currently rating the Outstanding Notes that such amendment will not cause a Ratings Effect on any Outstanding Notes.

Section 4.          Successors and Assigns.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 5.          Section Headings.  The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Transaction Documents or the Amended Documents or any provision hereof or thereof.

Section 6.          GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

Section 7.          Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness.  The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder).  In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Base Indenture and the Amended Documents relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

Section 8.          Owner Trustee Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Amendment and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or the other Transaction Documents.

Section 9.          Counterparts.  This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Beverly D. Capers
Name:	Beverly D. Capers
Title:	Assistant Vice President

 [Signatures continue]
[Signature page to NRART 2015-ON1 Omnibus Amendment]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and not in its individual capacity

By:	/s/ Erica Blair
Name:	Erica Blair
Title:	Associate

By:	/s/ Cynthia Valverde
Name:	Cynthia Valverde
Title:	Associate

[Signatures continue]
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OCWEN LOAN SERVICING, LLC

By:	/s/ John Kim
Name:	John Kim
Title:	Senior Vice President

[Signatures continue]
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HLSS HOLDINGS, LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

[Signatures continue]
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NEW RESIDENTIAL MORTGAGE LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	President

[Signatures continue]
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CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Patrick Duggan
Name:	Patrick Duggan
Title:	Associate

By:	/s/ Michael Eaton
Name:	Michael Eaton
Title:	Associate

[Signatures continue]
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NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer

[End of Signatures]
[Signature page to NRART 2015-ON1 Omnibus Amendment]

Schedule A

Amended Documents

1.
Series 2016-T1 Indenture Supplement to Indenture, dated as of June 30, 2016, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, HLSS, OLS, Credit Suisse and New Residential Investment Corp. (“NRZ”).

2.
Series 2016-T2 Indenture Supplement to Indenture, dated as of October 25, 2016, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, HLSS, OLS, Credit Suisse and NRZ.

3.
Series 2016-T3 Indenture Supplement to Indenture, dated as of October 25, 2016, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, HLSS, OLS, Credit Suisse and NRZ.

4.
Series 2016-T4 Indenture Supplement to Indenture, dated as of December 15, 2016, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, HLSS, OLS, Credit Suisse and NRZ.

5.
Series 2016-T5 Indenture Supplement to Indenture, dated as of December 15, 2016, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, HLSS, OLS, Credit Suisse and NRZ.

6.
Series 2017-T1 Indenture Supplement to Indenture, dated as of February 7, 2017, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, HLSS, OLS, Credit Suisse and NRZ.